UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2007
MONTPELIER RE HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-31468	98-0428969
(State or other jurisdiction of	(Commission file	(I.R.S. Employer
incorporation or organization)	number)	Identification No.)

Montpelier House
94 Pitts Bay Road
Pembroke HM 08
Bermuda
(Address of principal executive offices)
(441) 296-5550
Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)  On May 23, 2007, the Board of Directors of Montpelier Re Holdings Ltd. (“the Company”) named Michael S. Paquette its Controller and Senior Vice President. Mr. Paquette, 43, joined a subsidiary of the Company on May 7, 2007. From 1989 to 2007 Mr. Paquette was employed by White Mountains Insurance Group, Ltd., where he served in various capacities including Senior Vice President and Controller. Prior to joining White Mountains, Mr. Paquette worked for five years in public accounting at KPMG in Stamford, CT. He is a CPA and a CMA and holds a bachelor’s degree in accounting from the University of Vermont.
Mr. Paquette will receive a base salary, annual bonus and annual long-term incentive awards commensurate with that of the Company’s other executive officers. In addition, as a material inducement to Mr. Paquette, on May 23, 2007 the Compensation Committee and Board approved a one-time award of 30,000 Restricted Share Units to Mr. Paquette under the Company’s Long Term Incentive Plan, which vest pro-rata over the next five years based on continuous employment.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
MONTPELIER RE HOLDINGS LTD.
Date: May 29, 2007
By: /s/ Jonathan B. Kim
_________________________________________
Name:  Jonathan B. Kim
Title:  General Counsel and Secretary